Exhibit 5.1

NAGASHIMA OHNO & TSUNEMATSU

         Kioicho Bldg, 3-12, Kioicho, Chiyoda-ku, Tokyo, 102-0094, Japan
Telephone: 81+3-3288-7000 Facsimile: 81+3-5213-7800

November 18, 2010

Sony Corporation
7-1, Konan 1-chome
Minato-ku, Tokyo 108-0075
Japan

Ladies and Gentlemen:

We have acted as Japanese counsel to Sony Corporation, a corporation organized under the laws of Japan (“Sony”).  Sony has  requested our opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) which is (i) to be filed by it with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Act”); and which (ii) relates  an aggregate of 2,334,600 shares of its common stock (the “Shares”) issuable upon exercise of the Twentieth Series of Stock Acquisition Rights for Shares of Common Stock of Sony and the  Twenty-First Series of Stock Acquisition Rights for Shares of Common Stock of Sony (together, the “SARs”) granted to directors, corporate executive officers and employees of Sony and its affiliated companies in connection with its Stock Incentive Plan.

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

Based on the foregoing, we are of the opinion that the Shares to be issued upon exercise of the SARs have been duly and validly authorized for issuance and, when issued upon exercise of the SARs in compliance with the provisions of the terms and conditions of the SARs, will be validly issued, fully paid and non-assessable.

We are members of the bar of Japan and our opinion is limited solely to the laws of Japan effective as of the date hereof.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

Very truly yours,

(MI)                                                                         /s/ Nagashima Ohno & Tsunematsu